Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR SUCH SHARES, AS THE CASE MAY BE, UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CATASYS, INC.

WARRANT TO PURCHASE SHARES

OF STOCK

(Revolving Loan)

THIS CERTIFIES THAT, for value received, HORIZON TECHNOLOGY FINANCE CORPORATION and its assignees are entitled to subscribe for and purchase that number of the fully paid and nonassessable shares of stock (as adjusted pursuant to Section 4 hereof, the “Shares”) of CATASYS, INC., a Delaware corporation (the “Company”), as is determined pursuant to the next paragraph hereof at the price per share as is determined pursuant to the next paragraph hereof (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term “Shares” shall mean, at the holder’s election, either (i) Company’s current, publicly traded common stock (the “Common Stock”), and any stock into or for which such Common Stock may hereafter be converted or exchanged, or (ii) Next Round Stock (as defined below), and any stock into or for which all then outstanding shares of such Next Round Stock may hereafter be converted or exchanged, and after the conversion of all then-outstanding shares of the Next Round Stock to shares of Common Stock, shall mean the Common Stock; (b) the term “Date of Grant” shall mean March __, 2019 (except as otherwise provided herein), and (c) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

The Warrant Price shall be (i) if this Warrant is exercised for Common Stock, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg (such volume-weighted average price, the “VWAP”) over the five (5) trading days immediately preceding the Date of Grant, provided, however, that the Warrant Price for any Shares earned by the holder hereof pursuant to clause (A) or (B) of the immediately succeeding sentence shall be determined by the VWAP over the five (5) trading days immediately preceding the date on which this Warrant can be exercisable for such Shares and (ii) if this Warrant is exercised for Next Round Stock, the lowest price per share at which shares of the Company’s equity securities are sold in any offering (other than an Excluded Issuance) occurring during the period commencing as of the Date of Grant and continuing through the date that is eighteen (18) months after the Date of Grant (such stock, the “Next Round Stock”). The number of shares for which this Warrant is exercisable shall be the nearest whole number determined by dividing $400,000 by the Warrant Price determined pursuant to this paragraph, provided, however, that (A) commencing on the first date upon which the actual outstanding principal balance of the Revolving Loan (as defined in that certain Amended and Restated Venture Loan and Security Agreement dated on or about the Date of Grant, by and among the Company, Anxiolitix, Inc., Catasys Health, Inc., HRZN, Horizon Credit II LLC and HRZN as Collateral Agent (the “Loan Agreement”)), exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) for the first time without giving effect to any deemed amounts of principal balance arising thereunder and continuing thereafter until the exercise or termination of this Warrant, the number of Shares for which this Warrant is exercisable shall be determined by dividing $500,000 by the Warrant Price determined pursuant to this paragraph, and (B) commencing on the first date upon which the outstanding principal balance of the Revolving Loan exceeds Five Million Dollars ($5,000,000) for the first time and continuing thereafter until the exercise or termination of this Warrant, the number of Shares for which this Warrant is exercisable shall be determined by dividing $600,000 by the Warrant Price determined pursuant to this paragraph. For the avoidance of doubt, the “Date of Grant” with respect to the additional Shares for which this Warrant can be exercised in connection with the increases provided in the foregoing clauses (A) and (B) shall be the actual first date on which this Warrant can be exercised for such additional Shares, as set forth in each such clause, as applicable. As used herein the term “Excluded Issuance” shall mean the issuance of (i) shares of stock or standard options to purchase stock to directors, officers or employees of the Company in their capacity as such pursuant to a customary equity incentive plan; (ii) shares of stock issued upon the conversion or exercise of convertible securities (other than securities that are covered by clause (i) above) issued prior to the date hereof; (iii) the Shares, and (iv) shares issued in connection with strategic alliances, strategic mergers and acquisitions and strategic partnerships, provided that (A) the primary purpose of such issuance is not to raise capital as determined in good faith by the Board of Directors of the Company, (B) the purchaser or acquirer of such shares in such issuance solely consists of either (1) the actual participants in such strategic alliance or strategic partnership, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing persons, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic alliance or strategic partnership or ownership of such assets or securities to be acquired by the Company (as applicable).

The Company shall not issue any shares of Common Stock upon the exercise of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise without breaching the Company’s obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

1.      Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through seven (7) years after the Date of Grant (the “Term”).

2.      Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company’s securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the “net issuance” right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Shares are in the opinion of counsel for the issuer eligible for transfer pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Act”), if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant of which the issuer has received three trading days prior notice.

3.     Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.     Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)      Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Common Stock purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

(b)     Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)      Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d)     Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5.     Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

6.     Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor based on the fair market value of the stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

7.     Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a)     Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated in the opinion of counsel to the Company. In addition, in connection with the issuance and any subsequent exercise of this Warrant, the holder specifically represents to the Company by acceptance or such exercise of this Warrant as follows:

(1)     The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire or exercise this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

(2)     The holder understands that neither this Warrant nor any Shares has been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

(3)     The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

(4)     The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(b)      Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c)      Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder if the holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation ("HRZN"), (v) or to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

8.     Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.      Registration Rights. The Shares issuable hereunder initially shall be exempt from registration under the Securities Act. Following the Date of Grant, if the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the “Registration Statement”) relating to an offering for its own account or the account of others under the Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans or a “universal shelf” registration statement providing only for issuances by the Company), then the Company shall deliver to holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, holder shall so request in writing, the Company shall include in such Registration Statement all or any part of such Shares such holder requests to be registered; provided, however, the Company shall not be required to register any Shares that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective registration statement. Company’s obligations under this Section are contingent upon Holder providing promptly all information concerning such Holder and its proposed plan of distribution as Company may reasonably request in connection with any of the foregoing. Company may by written notice to the Holder immediately suspend the use of any resale prospectus for a period not to exceed sixty consecutive days in any one instance and for a period not to exceed one hundred twenty calendar days in any twelve-month period (each, a “Suspension Period”) at any time that (i) Company becomes engaged in a business activity or negotiation or any other event has occurred or is anticipated which is not disclosed in that prospectus which Company reasonably believes should be disclosed therein under applicable law and which Company desires to keep confidential for business purposes or (ii) Company determines that a particular disclosure so determined to be required to be disclosed therein be premature or would adversely affect Company or its business or prospects. Company will use its commercially reasonable efforts to ensure that the use of the Registration Statement may be resumed as soon as practicable. Company shall bear all costs and expenses associated with the registration of the Shares as specified in this Section and the preparation and filing of the Registration Statement, including, without limitation, all printing expenses, legal fees and disbursement of Company’s outside counsel, commissions, NASDAQ and blue sky registration filing fees and transfer agents’ and registrars’ fees, but not including underwriting commissions or similar charges and legal fees and disbursements of counsel to Holder.

10.      Additional Rights.

10.1   Acquisition Transactions. The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2    Right to Convert Warrant into Stock: Net Issuance.

(a)     Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X = B - A

          Y

Where:	X =	the number of Shares that shall be issued to holder

	Y =	the fair market value of one Share

	A =	the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

	B =	the aggregate fair market value of the Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Share)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

(b)     Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a “Public Offering”). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

(c)      Determination of Fair Market Value. For purposes of this Section 10.2, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i)     If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.

(ii)    If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

(A)     If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the VWAP over the five trading days immediately prior to the Determination Date;

(B)     If traded on the NASDAQ Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the VWAP over the five trading days immediately prior to the Determination Date; and

(C)     If there is no public market for the Common Stock, then fair market value shall be reasonably determined in good faith by the Company’s Board of Directors.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3    Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

11.      Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

(a)     This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b)     To the extent the Shares consist of Common Stock, such Shares of Common Stock have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c)     A true and correct copy of the Company’s Certificate of Incorporation, as amended through the Date of Grant has been provided to Holder (the “Charter”). The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s capital stock and the holders thereof are as set forth in the Charter.

(d)     The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e)     There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(f)     The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 17,000,000 shares.

12.     Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13.      Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

14.     Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

15.     Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16.     Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17.     Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

18.     Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19.     Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20.     No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

21.     Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

22.     Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

23.     Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Remainder of page intentionally blank. Signature page follows.]

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

CATASYS, INC.

By: ___/s/ Christopher Shirley_____________________

Name: ___Christopher Shirley_____________________

Title: ____CFO__________________________

Address: 11601 Wilshire Blvd., Suite 1100

               Los Angeles, CA 90025

[SIGNATURE PAGE TO COMMON STOCK WARRANT]

EXHIBIT A-1

NOTICE OF EXERCISE

To:      CATASYS, INC. (the “Company”)

1.       The undersigned hereby:

☐	elects to purchase________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________shares of Common Stock.

2.       Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.       The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT A-2

NOTICE OF EXERCISE

To:      CATASYS, INC. (the “Company”)

1.      Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S___, filed________, 20__, the undersigned hereby:

☐      elects to purchase________shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

☐      elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________shares of Common Stock.

2.      Please deliver to the custodian for the selling shareholders a stock certificate representing such________shares.

3.      The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $________or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

(Date)